Exhibit 10.27
PINTEREST, INC.
2019 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Pinterest, Inc., a Delaware corporation (the “Company”), pursuant to the Pinterest, Inc. 2019 Omnibus Incentive Plan and any applicable sub-plan for a particular country, as applicable (together, the “Plan”), has granted to the participant set forth below (the “Participant”), as of the date set forth below (the “Date of Grant”), an award of performance-based restricted stock units set forth below (the “PSUs”). The PSUs are subject to all of the terms and conditions set forth in this PSU Grant Notice (the “Grant Notice”) and the PSU Agreement (the “Agreement”) and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Grant Notice or Agreement and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Total Number of PSUs:
Performance Goal:	The Company’s relative Total Shareholder Return (as defined in the Agreement) as of the end of the Performance Period
Performance Period:
Determination Date:	See below.
Award ID:

Determination Date:
Within forty-five (45) days following the last day of the Performance Period, the Committee shall determine achievement in respect of the Performance Goal (the date of such determination, the “Determination Date”) and shall calculate and approve the achievement of the Performance Goal. Any PSUs that are determined not to be earned by the Committee will be forfeited as of the Determination Date and the Participant will have no further rights to such PSUs.
Except as otherwise provided in the Agreement, so long as Participant’s Continuous Service Status does not terminate prior to the Determination Date, and subject to the achievement of the Performance Goal, the PSUs shall vest on the Determination Date set forth above.

Mandatory Sale to Cover Tax Withholding Obligations / Company Repurchase

As a condition to acceptance of this award of PSUs, to the greatest extent permitted under the Plan and Applicable Laws, any Tax Withholding Obligations will be satisfied through the withholding of a number of the Shares upon vesting determined in accordance with Section 6 of the Agreement. Under the Agreement, the Company is authorized and directed by Participant to make payment of any Tax Withholding Obligations directly to the appropriate taxing authorities. Notwithstanding the foregoing, in its sole discretion, pursuant to the Agreement, the Company may instead enter into any other arrangement with the Participant to satisfy Participant’s Tax Withholding Obligations in accordance with Section 6 of the Agreement. It is the Company’s intent that the mandatory sale of Shares to cover Tax Withholding Obligations imposed by the Company on Participant in connection with the receipt of this award comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c).

By clicking “Accept” or otherwise accepting this grant, Participant hereby agrees to all of the following:
●This award of PSUs is granted under and governed by the terms and conditions of this Grant Notice, the Plan, the Agreement (which includes the Country-Specific Addendum, if any), and any ancillary documents, all of which are attached to and made a part of this Grant Notice.
●Participant acknowledges and agrees that Participant has reviewed this Grant Notice, the Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Shares, and fully understands all provisions of the Plan, this Grant Notice and the Agreement.
●Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Grant Notice, the Plan and Agreement.
By clicking “Disagree”, you decline to accept this grant and your grant of PSUs will be immediately canceled in its entirety.

PINTEREST, INC.
2019 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Pursuant to your Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Performance-Based Restricted Stock Unit Agreement (the “Agreement”), Pinterest, Inc., a Delaware corporation (the “Company”), has granted you (“Participant”), as of the Date of Grant set forth in the Grant Notice, a restricted stock unit award consisting of the number of performance-based restricted stock units (the “PSUs”) set forth in the Grant Notice pursuant to the Company’s 2019 Omnibus Incentive Plan and any applicable sub-plan for a particular country (together, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
1.Grant of PSUs. Subject to the terms and conditions of this Agreement and the Grant Notice, the Company hereby grants to Participant the number of PSUs set forth in the Grant Notice as consideration of services rendered by Participant to the Company. PSUs that have not yet vested as of a given time pursuant to the Determination Date described in the Grant Notice are referred to herein as “Unvested PSUs.” By Participant’s acceptance of this grant and the Company’s making of this grant, Participant and the Company agree that this grant of PSUs is governed by the terms and conditions of this Agreement, as well as the Grant Notice and the Plan, which are attached to and made a part of this Agreement.
2.Vesting of PSUs; Performance Goal.
(a)Vesting of PSUs. The PSUs shall vest on the Determination Date, subject to (i) achievement of the Performance Goal below, (ii) Participant’s Continuous Service Status through the Determination Date, subject to the provisions of Section 5 of this Agreement.
(b)Performance Goal. The PSUs shall become eligible to vest on the Determination Date based on the Company’s Total Shareholder Return (as defined below) ranking as of the end of the Performance Period relative to the Total Shareholder Return rankings as of the end of the Performance Period of the companies in the Nasdaq CTA Internet Index as of the first day of the Performance Period (the “Index”), with the number of PSUs eligible to vest on the Determination Date equal to the Total Number of PSUs multiplied by the applicable percentage set forth in the table provided in Schedule I.
“Total Shareholder Return” of the Company and of each company in the Index shall be determined pursuant to the following formula:

Total Shareholder Return =	Final Price - Initial Price + Dividend Reinvestment Initial Price

For purposes of this formula (i) “Final Price” shall be the relevant company’s average closing stock price for the sixty (60)-calendar day period preceding and including the last calendar day of the TSR Performance Period, (ii) “Initial Price” shall be the relevant company’s average closing stock price for the sixty (60)-calendar day period preceding and excluding the first calendar day of the Performance Period (the “Initial Period”), and (iii) “Dividend Reinvestment” shall be (x) the aggregate number of shares (including fractional shares) that could have been purchased during the Initial Period and/or the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing stock price on the ex-dividend date, multiplied by (y) the Final Price. Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.
Any spin-off distribution of shares of common stock of one or more subsidiaries or other affiliated entities that is made during the Performance Period by a company in the Index shall be treated in the same manner as a regular cash dividend paid by that distributing company (in an amount per share of the distributing company’s common stock deemed equal to the fair market value of the common stock (or fractional share thereof) of the spun-off entity distributed per share of the distributing company’s common stock on the distribution date).
The companies comprising the Index shall be fixed as of the beginning of the Performance Period. Notwithstanding the foregoing, (i) in the event that a company in the Index becomes subject to bankruptcy or insolvency, such company’s Total Shareholder Return at the end of the Performance Period shall be negative one hundred percent (-100%), (ii) in the event that a company in the Index ceases to have a class of equity securities registered under the Exchange Act and actively traded on a U.S. public securities market during the Performance Period (other than as a result of any of the events described in clause (i)), such company shall be excluded for purposes of calculating the Total Shareholder Return Rankings, and (iii) in the event that a company in the Index completes, during the Performance Period, a spin off or divestiture that, as determined in the sole discretion of the Committee, results in a material change to the business of such company, such company shall be excluded for purposes of calculating the Total Shareholder Return Rankings.
The achievement of a Performance Level below threshold will result in the forfeiture of all PSUs.
(c)Settlement. Subject to the provisions of Section 6 of this Agreement, as soon as administratively practical after the Determination Date, the Company shall deliver to the Participant a number of Shares of Common Stock equal to the number of vested PSUs (as determined by the Committee in its sole discretion), subject to linear interpolation for achievement between threshold, target and maximum rounded up to the nearest whole number of Shares.
3.Limitations on Transfer. In addition to any other limitation on Transfer (as defined below) created by Applicable Laws, this Agreement, the Grant Notice and the Plan, Participant shall not assign, encumber or dispose of any interest in the Unvested PSUs.

4.Compliance with Insider Trading Policy. Without limitation of any other restriction on transfer set forth in this Agreement, the Grant Notice or the Plan, Participant shall comply with the Company’s Insider Trading Policy as may be adopted or amended from time to time by the Board (the “Insider Trading Policy”). Participant shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (“Transfer” or “Transferred”) any Common Stock at any time other than during trading windows as proscribed by the Company from time to time in accordance with the Insider Trading Policy, except as otherwise permitted by the Insider Trading Policy (e.g., in connection with certain bona fide gifts).
5.Termination. Notwithstanding any contrary provision of this Agreement, the Grant Notice, the Plan, the Company’s Executive Severance Plan, or any applicable Executive Severance and Change in Control Agreement, the PSUs shall be subject to the following treatment upon the termination of Participant’s Continuous Service Status:
(a)In the event the Participant’s Continuous Service Status is terminated by the Company without Cause prior to or more than 12 months following a Change in Control, the number of Participant’s PSUs eligible for vesting shall be determined by multiplying the PSUs by a fraction, the numerator of which is the number of days elapsed from the Grant Date to the date of termination of Participant’s Continuous Service Status, and the denominator of which is 730, multiplied by the applicable payout percentage for actual achievement of the Performance Goal measured as of the last day of the Performance Period (such number, the “Pro-Rata Vesting-Eligible PSUs”), which Pro-Rata Vesting-Eligible PSUs shall remain outstanding and eligible vest on the Determination Date. Participant’s PSUs in excess of the Pro-Rata Vesting-Eligible PSUs, if any, shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of the termination of the Participant’s Continuous Service Status.
(b)In the event the Participant’s Continuous Service Status is terminated by the Company without Cause upon or within 12 months following a Change in Control, Participant’s PSUs will be eligible to vest upon such termination of Continuous Service Status at the greater of (i) the “Target” Performance Level or (ii) the actual achievement of the Performance Goal, in either case, measured as of the date of the Change in Control (as determined by the Committee in its sole discretion).
(c)In the event the Participant’s Continuous Service Status is terminated due to Participant’s death, Participant’s PSUs will be eligible to vest upon such termination of Continuous Service Status at the “Target” Performance Level.
(d)In the event the Participant’s Continuous Service Status is terminated by the Company for Cause or if the Participant terminates Participant’s Continuous Service Status, then all Unvested PSUs will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination, and Participant will have no further rights or interests with respect to such Unvested PSUs. Further, unless otherwise approved by the Company, Participant’s right to vest in the PSUs will terminate as of the earlier of the date of the termination of Participant’s Continuous Service Status, and will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any.
6.Responsibility for Taxes. As a condition to the grant, vesting and settlement of the PSUs, Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social security contributions (including the Company’s social security contributions to the extent such amounts may be lawfully recovered from the Participant), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction) or required deductions, withholdings or payments legally applicable to him or her and related to the receipt, vesting, or settlement of the PSUs, the subsequent sale of the Shares or the participation in the Plan (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the PSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, its Parent, Subsidiaries or Affiliates (together, the “Company Group”) pursuant to Applicable Laws), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the PSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.
Participant further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the receipt, vesting, or settlement of the PSUs, the subsequent sale of the Shares and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws.
By entering into this Agreement, Participant agrees to indemnify each member of the Company Group against all and any liability for any taxes or Tax-Related Items which may arise in respect of or in connection with the PSUs (or, for the avoidance of doubt, any shares granted or provided to Participant by way of rollover, assumption or replacement of the PSUs).
Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Pursuant to this Agreement and subject to Applicable Laws, Participant authorizes the Company, or their respective agents, at their discretion, to satisfy Participant’s Tax Withholding Obligations by (i) withholding a number of Shares otherwise issuable upon vesting of the PSUs,

(ii) withholding from Participant’s wages or other compensation paid to Participant by the Company, (iii) withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (iv) requiring the delivery of a number of the Shares to the Company upon vesting or (v) such other method as determined by the Company; provided that, unless otherwise determined by the Administrator, if Participant is an “officer” as defined under Section 16 of the Exchange Act, the Tax Withholding Obligations shall be satisfied by clause (i) above.
Depending on the method of satisfying the Tax Withholding Obligations, the Company may pay, withhold or account for such Tax Withholding Obligations by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case Participant will (depending on the laws of the relevant jurisdiction) receive a refund of any over-withheld or over-paid amount in cash or otherwise be able to claim relief in respect of any such over-withheld or over-paid amount, and will in any event have no entitlement to the Share equivalent.
Participant agrees to pay to the Company any amount of Tax Withholding Obligations that the Company may be required to pay, withhold or account for as a result of Participant’s receipt, vesting or settlement of the PSUs or the participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to vest or settle the PSUs if Participant fails to comply with his or her obligations in connection with the Tax Withholding Obligations.
Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt, the vesting or settlement of the PSUs and/or the disposition of the Shares issued upon settlement of the PSUs. Participant represents that Participant has consulted any tax consultants Participant deems advisable in connection with the receipt of the PSUs, the vesting and settlement of the PSUs and/or the disposition of the Shares issued upon settlement of the PSUs and that Participant is not relying on the Company for any tax advice.
7.Nature of Grant. In accepting the PSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of cash or securities, or benefits in lieu thereof;
(c)all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;

(e)the PSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment contract, if any;
(f)the PSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise provided in the Plan or by the Company in its discretion, the PSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the PSUs; and
(h)no entity in the Company Group shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of the PSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the subsequent sale of the Shares issued upon settlement of the PSUs.
8.Stockholder Rights. Subject to the terms of this Agreement, the Participant and the Participant’s legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the PSUs and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued to the Participant (or, in the case of uncertificated shares, other written notice of ownership has been provided in accordance with applicable laws).
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s receipt, vesting, or settlement of the PSUs, or sale of the Shares issued upon settlement of the PSUs. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan and the receipt of PSUs and Shares before accepting this Agreement or otherwise taking any action related to the PSUs, any Shares or the Plan.
10.Data Privacy. PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF PARTICIPANT’S PERSONAL DATA AS DESCRIBED IN THIS AGREEMENT AND ANY OTHER AWARD MATERIALS BY AND AMONG THE ENTITIES IN THE COMPANY GROUP FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING PARTICIPANT’S PARTICIPATION IN THE PLAN. PARTICIPANT UNDERSTANDS THAT THE COMPANY GROUP MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT PARTICIPANT, INCLUDING, BUT NOT LIMITED TO, PARTICIPANT’S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER

IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL AWARDS, OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN PARTICIPANT’S FAVOR (“DATA”), FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN. PARTICIPANT UNDERSTANDS THAT DATA WILL BE TRANSFERRED TO SUCH PLAN SERVICE PROVIDER AS MAY BE SELECTED BY THE COMPANY, PRESENTLY OR IN THE FUTURE, WHICH MAY BE ASSISTING THE COMPANY WITH THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN. PARTICIPANT UNDERSTANDS THAT THE RECIPIENTS OF THE DATA MAY BE LOCATED IN THE UNITED STATES OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY (E.G., THE UNITED STATES) MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN PARTICIPANT’S COUNTRY. PARTICIPANT AUTHORIZES THE COMPANY, THE PLAN SERVICE PROVIDER AS MAY BE SELECTED BY THE COMPANY, AND ANY OTHER POSSIBLE RECIPIENTS WHICH MAY ASSIST THE COMPANY, PRESENTLY OR IN THE FUTURE, WITH IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING PARTICIPANT’S PARTICIPATION IN THE PLAN. FURTHER, PARTICIPANT UNDERSTANDS THAT HE OR SHE IS PROVIDING THE CONSENTS HEREIN ON A PURELY VOLUNTARY BASIS. IF PARTICIPANT DOES NOT CONSENT, OR IF PARTICIPANT LATER SEEKS TO REVOKE PARTICIPANT’S CONSENT, OR INSTRUCTS THE COMPANY TO CEASE PROCESSING OF THE DATA, PARTICIPANT’S CONTINUOUS SERVICE STATUS WILL NOT BE ADVERSELY AFFECTED; THE ONLY ADVERSE CONSEQUENCE OF REFUSING OR WITHDRAWING PARTICIPANT’S CONSENT, OR INSTRUCTING THE COMPANY TO CEASE PROCESSING, IS THAT THE COMPANY WOULD NOT BE ABLE TO GRANT PARTICIPANT THE SHARES, AWARDS OR ANY OTHER AWARDS OR ADMINISTER OR MAINTAIN SUCH AWARDS. THEREFORE, PARTICIPANT UNDERSTANDS THAT REFUSING OR WITHDRAWING PARTICIPANT’S CONSENT MAY AFFECT PARTICIPANT’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT PARTICIPANT’S LOCAL HUMAN RESOURCES REPRESENTATIVE.
11.Recoupment. The PSUs, including any earnings, shall be subject to the Company’s Compensation Recoupment Policy, as may be amended, modified, or replaced from time to time (the “Clawback Policy”), and the Clawback Policy is incorporated by reference to this Agreement. This Section 11 does not limit the Company’s rights or remedies under this Agreement, or any other agreement between the Company and Participant, or otherwise as required by Applicable Law (and any such requirements shall be deemed incorporated by reference into this Agreement). Participant agrees that no such recoupment or repayment pursuant to this Section 11 will be an event giving rise to a right to resign for “good reason” or

“constructive termination” (or similar term) under any agreement between Participant and the Company.
12.Miscellaneous.
(a)Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of the city and county of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
(b)Addendum and Sub-Plans. Notwithstanding any provisions in this Agreement, the PSUs shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in any such Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Any such Addendum constitutes part of this Agreement. Further, the Plan shall be deemed to include any special terms and conditions set forth in any applicable sub-plan for Participant’s country, and, if Participant relocates to a country for which the Company has established a sub-plan, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons; provided, however, that the French Sub-Plan shall not apply with respect to the grant of PSUs hereunder.
(c)Entire Agreement; Enforcement of Rights; Amendment. This Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement to the extent it would materially and adversely affect the rights of Participant. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
(d)Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties do not reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

(e)Language. If Participant has received this Agreement, the Grant Notice, the Plan or any other document related to the Shares and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(f)Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on the PSUs to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant also acknowledges that the Applicable Laws of the country in which Participant is residing or working at the time of receipt, vesting and/or settlement of the PSUs or the sale of Shares issued in settlement of the PSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to an Addendum. Notwithstanding any provision herein, the PSUs and Participant’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in any Addendum.
(g)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address, email or fax number set forth in the Company’s books and records.
(h)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.
(i)Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.
(j)Electronic Delivery. The Company may, in its sole discretion, decide to deliver to Participant by email or any other electronic means any documents, elections or notices related to this Agreement, the PSUs, Participant’s current or future participation in the Plan, securities of the Company or any member of the Company Group or any other matter, including documents, elections and/or notices required to be delivered to Participant by applicable securities law or any other Applicable Laws or the Company’s Amended Certificate of

Incorporation or bylaws. By accepting this Agreement, whether electronically or otherwise, Participant hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.